UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2021 (January 29, 2021)

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2021, a wholly owned subsidiary (the “TEP IV Borrower”) of Sunnova Energy International Inc., a Delaware corporation (the “Company”), entered into that certain Tenth Amendment and Waiver to the Credit Agreement (the “TEP IV Amendment”), which amends that certain Credit Agreement, dated as of September 6, 2019 (the “TEP IV Credit Agreement”), by and among the TEP IV Borrower, certain other subsidiaries of the Company, Credit Suisse AG, New York Branch, as administrative agent (the “Administrative Agent”), and the lenders and other financial institutions party thereto.

The TEP IV Amendment amended the TEP IV Credit Agreement to, among other things, (i) permit certain transfers and sales of state renewable energy credits (or proceeds therefrom) and related hedging arrangements among TEP IV Borrower and its affiliates and exclude certain of such amounts from the calculation of net cash flow available to service the indebtedness, (ii) establish an order of priority for terminating hedge agreements in order to satisfy the applicable hedge requirements, (iii) permit the entry into certain hedging arrangements and derivative agreements under certain circumstances, (iv) require the consent of the Administrative Agent for any action that requires the consent of an applicable tax equity investor or managing member under a subject financing fund’s limited liability company agreement, (v) require Administrative Agent approval of certain New Jersey and Massachusetts renewable energy incentives from inclusion in the aggregate borrowing base, (vi) increase the required supplemental reserve account balance in proportion to the aggregate storage capacity of all energy storage systems owned by the TEP IV Borrower’s subsidiaries, (vii) reduce the excess concentration amount for solar assets in Puerto Rico, Guam or Northern Mariana Islands, (viii) allow for borrowings with respect to certain ancillary components, including main panel upgrades, generators, critter guards, snow guards, electric vehicle chargers, roofing and landscaping materials, automatic transfer switches and load controllers, but decrease the borrowing base for costs attributable to such components that exceed the aggregate discounted solar asset balance by 15.0% or for which procurement costs attributable to such components exceeds 25% of the discounted solar asset balance of the individual solar asset, (ix) require certain additional tracking and reporting obligations with respect to solar assets other than certain of those located in Puerto Rico, Hawaii, Guam, or the Northern Mariana Islands, and (x) establish a lockbox account for certain customer payments.

The foregoing description of the TEP IV Amendment is qualified in its entirety by reference to the full text of the TEP IV Amendment, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: February 3, 2021	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary